SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   November 5, 2009

TERRA ENERGY RESOURCES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	000-52543	20-8317658
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

225 Franklin Avenue

Midland Park, NJ 07432

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

201-670-0881

 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Terra Media, Ltd.

60 Knolls Crescent, Suite 9M

Bronx, NY 10463

(973) 768-4181

ITEM 4.01 CHANGES IN REGSITRANT’S CERTIFYING ACCOUNTANT.

On November 5, 2009 the Issuer was notified that Paula S. Morelli, CPA, P.C. (“Morelli”), the Company’s certifying accountant, would resign the account.  The Issuer understands that the decision of Morelli not to stand for re-election was based due to a lack of capacity, i.e. she was over loaded with work.

During the period from the Morelli appointment on  August 4, 2009 through November 5, 2009, (i) there were no disagreements between the Company and Morelli on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Morelli would have caused Morelli to make reference to the matter in its reports on the

Company's financial statements, and (ii) except as described below, Morelli’s reports on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope or accounting principles. Morelli issued no audit report for the Company during her tenure.  During the period from August 4, 2009 through November 5, 2009, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-K.

On November 5, 2009, the Company provided Morelli with a copy of the disclosures it is making in response to Item 4.01 on this Form 8-K, and has requested that Morelli furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of the letter, dated November 5, 2009, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

On November 5, 2009, the Issuer executed an engagement letter with Michael Studer, CPA P.C. to act as the Issuer’s principal accountant to audit the registrant’s financial statements.

Exhibit Number	Description

Exhibit 16.1	Letter from Paula S. Morelli, CPA, P.C.regarding agreement with 8-K statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA ENERGY RESOURCES, LTD.

By: __s/Cathewrine Balloqui___________

Catherine Ballonqui

Chief Executive Officer

Dated: November 12, 2009